UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2021

DEXCOM, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 13, 2021, DexCom, Inc. (“DexCom”) entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, Bank of America N.A., Silicon Valley Bank, UniCredit Bank AG, New York Branch, and Santander Bank, N.A., amending and restating that certain Amended and Restated Credit Agreement (the “Existing Credit Agreement”) dated December 19, 2018, as amended by that Amendment No.1 to Credit Agreement dated May 11, 2020 by and among DexCom, JPMorgan, as administrative agent, Bank of America N.A., Silicon Valley Bank, Bank of the West, and MUFG Union Bank, N.A.

The Amended Credit Agreement provides for a $200.0 million revolving credit agreement, and a subfacility of up to $25.0 million for letters of credit. As of October 13, 2021, DexCom had no outstanding loans under the Existing Credit Agreement and $6.4 million in outstanding letters of credit.

The revolving loans under the Amended Credit Agreement will be available for general corporate purposes, including working capital and capital expenditures. In addition to allowing borrowings in US dollars, the Amended Credit Agreement provides a $50.0 million sublimit for borrowings in Canadian Dollars, Euros, British Pounds, Swedish Kroner, Japanese Yen, Australian Dollars, New Zealand Dollars and any other currency that is subsequently approved by JPMorgan and each lender. Subject to customary conditions and the approval of any lender whose commitment would be increased, DexCom has the option to increase the maximum principal amount available under the Amended Credit Agreement by up to an additional $300.0 million, resulting in a maximum available principal amount under the Amended Credit Agreement of $500.0 million. However, none of the lenders has committed at this time to provide any such increase in their commitments.

The revolving loans under the Amended Credit Agreement bear interest at one of three base rates plus an applicable margin based on DexCom’s leverage ratio from time to time ranging from 0.375% to 1.000% (in the case of alternative base rate loans), from 1.375% to 2.000% (in the case of any Term Benchmark loans) or from 1.375% + 0.0326% to 2.000% + 0.0326% (in the case of any daily simple RFR loans, which are denominated in British pounds). The base rate is an alternative base rate equal to the highest of (i) the rate of interest per annum publicly quoted by The Wall Street Journal as the “Prime Rate” in the U.S., (ii) the greater of (A) the federal funds effective rate and (B) the overnight bank funding rate (as determined by the Federal Reserve Bank of New York) plus 0.5%, or (iii) a LIBOR-based rate plus 1%. DexCom will also pay a commitment fee of between 0.175% and 0.250%, payable quarterly in arrears, on the average daily unused amount of the revolving facility based on DexCom’s leverage ratio from time to time.

The obligations of DexCom under the Amended Credit Agreement are guaranteed by DexCom’s future wholly-owned domestic material subsidiaries, if any, and are secured by a first-priority security interest in substantially all of the assets of DexCom and the guarantors, including all or a portion of the equity interests of DexCom’s domestic subsidiaries and first-tier foreign subsidiaries but excluding real property and intellectual property (which is subject to a negative pledge).

The Amended Credit Agreement contains customary representations, warranties and ongoing affirmative and negative covenants and agreements. The negative covenants include, among other things, limitations on certain indebtedness, liens, investments, transactions with affiliates, dividends and other restricted payments, subordinated indebtedness and amendments to subordinated indebtedness documents and sale and leaseback transactions of DexCom or any of its domestic subsidiaries. The Amended Credit Agreement also requires DexCom to maintain a maximum senior secured leverage ratio and minimum fixed charge coverage ratio.

The Amended Credit Agreement also contains usual and customary events of default, which include: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default on other material debt; bankruptcy or insolvency; material undischarged judgments; incurrence of certain material ERISA liabilities; and a change of control of DexCom.

The Amended Credit Agreement matures on October 13, 2026, the fifth anniversary of the effective date of the Amended Credit Agreement. On the maturity date, the full balance of the revolving loans and all other obligations under the Amended Credit Agreement must be paid at that time.

In connection with the Amended Credit Agreement, DexCom paid certain commitment, arrangement and other fees to JPMorgan and other lenders under the Amended Credit Agreement, and reimbursed certain of the lenders’ expenses.

The representations, warranties and covenants contained in the Amended Credit Agreement were made only for purposes of the Amended Credit Agreement, are solely for the benefit of the parties (except as specifically set forth therein), may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of DexCom.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which will be filed with DexCom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Patrick M. Murphy
Patrick M. Murphy Executive Vice President and Chief Legal Officer

Date: October 14, 2021